UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 2, 2014 (November 25, 2014)

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120
(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880
(Address of Principal Executive Offices)	(Zip Code)

(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2014, the Becton, Dickinson and Company (“BD”) 2004 Employee and Director Equity-Based Compensation Plan (the “2004 Plan”) was amended to provide that for awards granted on or after January 1, 2015, the restrictions with respect to such an award will not lapse following a change-in-control (as defined in the 2004 Plan) if (i) the award is assumed or replaced with an award of equivalent value and (ii) the holder is not terminated or does not resign for “good reason” (as defined in the 2004 Plan) within two years following the change-in-control. The 2004 Plan was also amended to provide for the payout of performance-based awards at target in the event of accelerated vesting following a change-in-control. A copy of the 2004 Plan, as amended as of November 25, 2014, is filed as Exhibit 10.1 to this report.

On November 25, 2014, the BD 1996 Directors’ Deferral Plan (the “Directors’ Deferral Plan”) was amended to modify the provisions relating to the deferral of equity compensation, including removal of the minimum vesting period. A copy of the Directors’ Deferral Plan, as amended as of November 25, 2014, is filed as Exhibit 10.2 to this report.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description of Exhibit

10.1	2004 Employee and Director Equity-Based Compensation Plan, as amended November 25, 2014

10.2	1996 Directors’ Deferral Plan, as amended and restated November 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Vice President and Corporate Secretary

Date: December 2, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	2004 Employee and Director Equity-Based Compensation Plan, as amended November 25, 2014

10.2	1996 Directors’ Deferral Plan, as amended and restated November 25, 2014